UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2016

Warren Resources, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-33275	11-3024080
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 17th Street, Suite 720 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (720) 403-8125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2016, Warren Resources, Inc. (the “Company”) entered into the First Amendment (the “First Amendment”)  to the Separation Agreement and General Release dated December 28, 2015 (the “Separation Agreement”) with Mr. Stewart Skelly, the Company’s former Vice President and Chief Financial Officer.  Under the terms of the First Amendment, Mr. Skelly has agreed to waive reimbursement of all further COBRA premiums to which he is entitled under the Separation Agreement in consideration for a lump sum payment of $5,000 from the Company. All other provisions of the Separation Agreement remain in full force and effect.

The information in this Item 5.02 does not constitute a complete summary of the First Amendment or the Separation Agreement and is qualified in its entirety by reference to the complete text of the First Amendment, which is attached hereto as Exhibit 10.1, and the complete text of the Separation Agreement, which is attached as Exhibit 10.5 to the Current Report on Form 8-K dated January 5, 2016.

Item 7.01.   Regulation FD Disclosure.

On February 9, 2016, the Company issued a press release announcing its 2015 year-end reserves and 2016 forecast and providing an update on debt restructuring. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit Number	Description
10.1	First Amendment to the Separation Agreement and General Release with Stewart Skelly, dated February 8, 2016
99.1	Press release dated February 9, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARREN RESOURCES, INC.

Date: February 9, 2016	By:	/s/ Frank T. Smith, Jr.
		Name:	Frank T. Smith, Jr.
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	First Amendment to the Separation Agreement and General Release with Stewart Skelly, dated February 8, 2016
99.1	Press release dated February 9, 2016